Exhibit 23.1

                         Consent of Independent Auditors


To  the  Board  of  Directors
   United  Trading.Com

     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated March 28, 2002 relating to the consolidated financial statements of United Trading.Com for the year ended December 31, 2001 appearing in the Registrant's Form 10-KSB, and to our inclusion as a named expert. Our report included an explanatory paragraph regarding the substantial doubt about the Registrant's ability to continue as a going concern.


December  16,  2002

/s/William  E.  Costello
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William  E.  Costello,  CPA
Encino,  California